UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2014

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court

Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R

           240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, Qualstar Corporation (“Qualstar” or the “Company”) issued a press release announcing the addition of Mr. Daniel K. Jan to Qualstar’s executive team. Mr. Jan will start on April 1, 2014 and shall assume the pivotal role of Executive Vice President, reporting directly to Steven N. Bronson, Qualstar’s Chief Executive Officer. Mr. Jan will be responsible for overseeing day to day operations, as well as the continued development of strategic partnerships and potential acquisitions.

Mr. Jan joins Qualstar from BDT Products, Inc., a subsidiary of Germany’s BDT Media Automation GmbH, the recognized world leader in OEM tape automation. Mr. Jan served as president at BDT, spearheading growth in BDT’s worldwide sales for its tape and storage business. With over 25 years of industry experience spanning semiconductor memory to hard disks, optical, and tape storage technologies, Mr. Jan has held leadership roles at startups in Silicon Valley, where he spent 12 years, and medium and large companies including IBM.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press release issued by Qualstar Corporation on March 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: March 27, 2014	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: Chief Executive Officer and President